EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We have issued our reports dated March 1, 2006 accompanying the consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting included in the Annual Report of P.A.M. Transportation Services, Inc. on Form 10-K for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said reports in the Registration Statement of P.A.M. Transportation Services, Inc. on Form S-8 (File No. 333-80505, effective June 11, 1999).

/s/ GRANT THORNTON, LLP
Tulsa, Oklahoma
March 1, 2006


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